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                                                                     EXHIBIT 5.1


                  [BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]

                               November 21, 2000

ARTISTdirect, Inc.
5670 Wilshire Boulevard, Suite 200
Los Angeles, CA 90036

         Re: ARTISTdirect, Inc. - Registration Statement for Offering of an Aggregate of 1,783,984 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to ARTISTdirect, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,783,984 shares of common stock (the "Shares") issuable under the Company's 1999 Artist Stock Option Plan and 1999 Artist and Artist Advisor Stock Option Plan (the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                             Very truly yours,

                                             /s/ Brobeck, Phleger & Harrison LLP